EXECUTION COPY









                             NOTE PURCHASE AGREEMENT

                           DATED AS OF MARCH 27, 1998

                                     BETWEEN

                               GARDENBURGER, INC.

                                       AND

              DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

1.       Authorization and Closing...........................................1
         -------------------------
         1A.      Authorization of the Convertible Notes.....................1
                  --------------------------------------
         1B.      Purchase and Sale of Convertible Notes.....................1
                  --------------------------------------
         1C.      The Closing................................................1
                  -----------
         1D.      Deliveries and Proceedings at Closing......................1
                  -------------------------------------

2.       Covenants...........................................................3
         ---------
         2A.      Financial Statements and Other Information.................3
                  ------------------------------------------
         2B.      Inspection of Property.....................................4
                  ----------------------
         2C.      Restrictions...............................................5
                  ------------
         2D.      Affirmative Covenants......................................7
                  ---------------------
         2E.      Current Public Information.................................9
                  --------------------------
         2F.      SBIC Regulatory Provisions.................................9
                  --------------------------
         2G.      Amendment of Charter, Bylaws and Rights Agreement;
                  --------------------------------------------------
                  Creation of New Securities; Amendment of Noncompetition
                  -------------------------------------------------------
                  Agreement..................................................9
                  ---------
         2H.      Contingent Warrants.......................................10
                  -------------------
         2I.      Public Disclosures........................................10
                  ------------------
         2J.      Use of Proceeds...........................................11
                  ---------------
         2K.      U.S. Real Property Holding Corporation....................11
                  --------------------------------------
         2L.      Board of Directors........................................11
                  ------------------
         2M.      Registration Statement....................................12
                  ----------------------
         2N.      Amendments to Senior Indebtedness.........................13
                  ---------------------------------

3.       Transfer of Restricted Securities..................................13
         ---------------------------------
         3A.      General Provisions........................................13
                  ------------------
         3B.      Opinion Delivery..........................................13
                  ----------------
         3C.      Rule 144A.................................................14
                  ---------
         3D.      Legend Removal............................................14
                  --------------

4.       Representations and Warranties of the Company......................14
         ---------------------------------------------
         4A.      Organization, Corporate Power and Licenses................14
                  ------------------------------------------
         4B.      Capital Stock and Related Matters.........................14
                  ---------------------------------
         4C.      Subsidiaries; Investments.................................15
                  -------------------------
         4D.      Authorization; No Breach..................................15
                  ------------------------
         4E.      Financial Statements......................................16
                  --------------------
         4F.      Absence of Undisclosed Liabilities........................16
                  ----------------------------------
         4G.      No Material Adverse Change................................16
                  --------------------------
         4H.      Absence of Certain Developments...........................16
                  -------------------------------
         4I.      Assets....................................................18
                  ------
         4J.      Tax Matters...............................................18
                  -----------
         4K.      Contracts and Commitments.................................19
                  -------------------------

         4L.      Intellectual Property Rights..............................21
                  ----------------------------
         4M.      Litigation, etc...........................................22
                  ---------------
         4N.      Brokerage.................................................22
                  ---------
         4O.      Consents..................................................23
                  --------
         4P.      Insurance.................................................23
                  ---------
         4Q.      Employees.................................................23
                  ---------
         4R.      ERISA.....................................................23
                  -----
         4S.      Compliance with Laws......................................24
                  --------------------
         4T.      Environmental and Safety Matters..........................24
                  --------------------------------
         4U.      Small Business Matters....................................25
                  ----------------------
         4V.      Affiliated Transactions...................................26
                  -----------------------
         4W.      Disclosure................................................26
                  ----------
         4X.      Investment Company........................................26
                  ------------------
         4Y.      Projections and Pro Forma Financial Statements............26
                  ----------------------------------------------

5.       Definitions........................................................27
         5A.      Definitions...............................................27
                  -----------

6.       Miscellaneous......................................................33
         -------------
         6A.      Parties to this Agreement.................................33
                  -------------------------
         6B.      Remedies..................................................33
                  --------
         6D.      Consent to Amendments.....................................35
                  ---------------------
         6E.      Survival of Representations and Warranties................35
                  ------------------------------------------
         6F.      Successors and Assigns....................................35
                  ----------------------
         6G.      Severability..............................................36
                  ------------
         6H.      Counterparts..............................................36
                  ------------
         6I.      Descriptive Headings; Interpretation......................36
                  ------------------------------------
         6J.      Governing Law.............................................36
                  -------------
         6K.      Notices...................................................36
                  -------
         6L.      No Strict Construction....................................37
                  ----------------------
         6M.      Indemnification...........................................37
                  ---------------
         6N.      Waiver of Jury Trial......................................38
                  --------------------
         6O.      Expenses..................................................38
                  --------
         6P.      Subordination.............................................39
                  -------------

LIST OF EXHIBITS
----------------

Exhibit A         -    Form of Opinion of the Company's Counsel
Exhibit B         -    Investment Policy
Exhibit C         -    Projections
Exhibit D         -    Pro Formas
Exhibit E         -    Form of Convertible Note



LIST OF DISCLOSURE SCHEDULES
----------------------------

Capitalization Schedule
Subsidiary Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule
Consents Schedule
Employee Benefits Schedule
Environmental Schedule
Affiliated Transactions Schedule

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT is made as of March 27, 1998, between GARDENBURGER, INC., an Oregon corporation and f/k/a Wholesome and Hearty Foods, Inc. (the "Company"), and DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

         The parties hereto agree as follows:



         Section 1. Authorization and Closing.
                    -------------------------

         1A. Authorization of the Convertible Notes. The Company has authorized the issuance and sale to the Purchaser of an aggregate of $15,000,000 in principal amount of Convertible Notes. The Convertible Notes are convertible into shares of the Common Stock.

         1B. Purchase and Sale of Convertible Notes. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company $15,000,000 in principal amount of Convertible Notes at a price of $1,000 per $1,000 in principal amount of Convertible Notes.

         1C. The Closing. The closing of the purchase and sale of the Convertible Notes (the "Closing") shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York at 10:00 a.m. on the date hereof (the "Closing Date").

         1D. Deliveries and Proceedings at Closing. At the Closing:

                  (i) Deliveries by the Company to the Purchaser. The Company will deliver to the Purchaser:

                  (a) the Convertible Notes purchased by the Purchaser, duly executed by the Company and registered in the Purchaser's name;

                  (b) a duly executed copy of Amendment No. 1 to the Rights Agreement dated as of April 25, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent, in form and substance reasonably satisfactory to the Purchaser ("Amendment No. 1 to the Rights Agreement");

                  (c) the Registration Rights Agreement duly executed by the Company;

                  (d) a copy of the Articles of Incorporation, certified by the Secretary of State of Oregon;

                  (e) copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of the Investment Documents, the issuance and sale of the Convertible Notes, the reservation for issuance upon conversion of the Convertible Notes an aggregate of 1,400,000 shares of Common Stock and the consummation of all other transactions contemplated by the Investment Documents, certified by the Company's Secretary or Assistant Secretary as of the Closing Date;

                  (f) an incumbency and specimen signature certificate with respect to the officers of the Company executing this Agreement, the Convertible Notes and the Ancillary Agreements on behalf of the Company;

                  (g) certificates issued not earlier than 10 days prior to the Closing Date by (x) the Secretary of State of Oregon as to the incorporation and status of the Company as an existing corporation and
         (y) the Secretary of State of Utah to the effect that the Company is duly qualified to do business as a foreign corporation;

                  (h) an opinion dated the Closing Date from Miller, Nash, Wiener, Hager & Carlsen LLP in substantially the form of Exhibit A hereto;

                  (i) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions under the Investment Documents (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal and the consents listed on the Consents Schedule);

                  (j) duly completed and executed SBA Forms 480 and 652 and Parts A and B of SBA Form 1031 together with a five-year business plan showing the Company's financial projections (including balance sheets and income and cash flows statements) for such five-year period and a written statement from the Company regarding its intended use of proceeds from the sale of the Convertible Notes hereunder (the "Use of Proceeds Statement"); and a list after giving effect to the transactions contemplated by this Agreement of (x) the name of each of the Company's directors and (y) the name and title of each of the Company's officers; and

                  (k) a closing fee in cash to Dresdner Kleinwort Benson North America LLC in an amount equal to one percent (1%) of the aggregate principal amount of the Convertible Notes purchased hereunder by the Purchaser.

                  (ii) Deliveries by the Purchaser to the Company. The Purchaser will deliver to the Company the aggregate purchase price of the Convertible Notes purchased by the Purchaser by wire transfer of immediately available funds to an account designated by the Company.

         Section 2. Covenants.
                    ---------

         2A. Financial Statements and Other Information. The Company shall deliver to each Registered Holder of at least $1,500,000 principal amount of the Convertible Notes and each holder of at least 10% of the Underlying Common Stock originally issuable:

                  (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company's chief financial officer;

                  (ii) accompanying the financial statements referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Default in existence and that neither the Company nor any of its Subsidiaries is in default under any Investment Document or any of its other material agreements or, if any Event of Default or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                  (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Default in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any Investment Document or any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Default or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

                  (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's or any Subsidiary's operations or financial affairs given to the Company or any Subsidiary by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company or any Subsidiary and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                  (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default, any default under any Investment Document or any other material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                  (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                  (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 2A may reasonably request.

Each of the financial statements referred to in subparagraph (i), (iii) and
(vii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments. For purposes of this subparagraph 2A, "each Registered Holder" shall include a Registered Holder and such Registered Holder's Affiliates.

         2B. Inspection of Property. The Company shall permit any representatives designated by any Registered Holder of at least $1,500,000 principal amount of the Convertible Notes or any holder of at least 10% of the Underlying Common Stock originally issuable, upon reasonable notice and during normal business hours and at such other times as any such holder(s) may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such Persons with the directors, officers, key employees, lawyers, independent accountants and other agents and consultants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such representatives. For purposes of this subparagraph 2B, "any Registered Holder" shall include a Registered Holder and such Registered Holder's Affiliates.

         2C. Restrictions.

                  (a) So long as any Convertible Notes remain outstanding, the Company shall not, unless it has received the prior written consent of the Registered Holders of a majority of the then outstanding principal amount of the Convertible Notes:

                  (i) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for (a) Investments of cash in a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions, (b) reasonable advances to employees in the ordinary course of business, (c) acquisitions permitted pursuant to subparagraph (v) below, (d) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $100 million or
         (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., and (e) Investments in compliance with the Company's investment policy attached hereto as Exhibit B;

                  (ii) merge or consolidate with or into any Person or, except as permitted by subparagraph (v) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

                  (iii) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than $100,000 of the assets of the Company and its Subsidiaries computed on the basis of the fair market value of such assets (other than sales of inventory and obsolete or replaced equipment in the ordinary course of business) and other than pursuant to agreements executed prior to the date hereof and the sale or other disposition of the Company's plant facility in Portland, Oregon;

                  (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                  (v) acquire, or permit any Subsidiary to acquire, any interest in any Person or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $500,000 in any one transaction or series of related transactions or exceeding $1,000,000 in any twelve-month period;

                  (vi) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the manufacture and distribution of food products;

                  (vii) become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of any Investment Document, the Articles of Incorporation or the Company's bylaws;

                  (viii) establish or acquire (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

                  (ix) create, incur, assume, have outstanding or suffer to exist, or permit any Subsidiary to create, incur, assume, have outstanding or suffer to exist, Indebtedness other than (x) the Convertible Notes and (y) other Indebtedness for borrowed money (including the Senior Indebtedness) in an amount not to exceed an aggregate principal amount outstanding at any time on a consolidated basis of $20,000,000;

                  (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens and Liens disclosed on the Latest Balance Sheet (including any notes thereto) or the Assets Schedule;

                  (xi) issue or sell any Equity Securities of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary;

                  (xii) enter into, or permit any Subsidiary to enter into, directly or indirectly, any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries, except for (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's and its Subsidiaries' business and upon fair and reasonable terms which are no less favorable to the Company or any such Subsidiary than it would obtain in a comparable arm's-length transaction with an unaffiliated Person, (b) customary officer and director indemnities consistent with past practice and custom, and (c) officer, director or employee compensation arrangements in the ordinary course of business;

                  (xiii) use the proceeds from the sale of the Convertible Notes other than for working capital (and not capital expenditures) and to pay the fees and expenses of the transactions contemplated by this Agreement;

                  (xiv) enter into, have outstanding or suffer to exist, or permit any Subsidiary to enter into, have outstanding or suffer to exist, lease arrangements, whether operating or capitalized, for property (whether real, personal or mixed) which provides for minimum rental or lease payment obligations (x) for property located in Clearfield, Utah in excess of an aggregate of $30,000,000 or (y) for property located other than in Clearfield, Utah in excess of an aggregate of $4,000,000; and

                  (xv) become or remain liable as lessee or as guarantor or other surety, or permit any Subsidiary to become or remain liable as lessee or as guarantor or other surety, with respect to any lease for any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary has sold or transferred or is to sell or transfer to any Person (other than the Company or a Subsidiary).

                  (b) So long as (x) at least $5,000,000 in principal amount of Convertible Notes remains outstanding and (y) Purchaser and its Affiliates own at least a majority of the then outstanding principal amount of the Convertible Notes, the Company shall not, without the prior written consent of the Registered Holders of a majority of the then outstanding principal amount of the Convertible Notes:

                  (i) directly or indirectly declare or pay any dividends or make any distributions upon or payments in respect of any of its capital stock or other Equity Securities; or

                  (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other Equity Securities other than the Convertible Notes pursuant to the terms hereof and thereof.

         2D. Affirmative Covenants.

                  (a) So long as any Convertible Notes remain outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the Registered Holders of a majority of the then outstanding principal amount of the Convertible Notes:

                  (i) use reasonable efforts to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                  (ii) use reasonable efforts to maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

                  (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (v) comply in all material respects with the requirements of all applicable laws, rules and regulations of all governmental authorities, including all Environmental and Safety Laws and all rules and regulations of the U.S. Food and Drug Administration;

                  (vi) (1) respond promptly and diligently to any Environmental Claims or any other matters which could give rise to liabilities or investigatory, corrective or remedial obligations under Environmental and Safety Laws; and (2) upon the Purchaser's belief communicated to the Company in writing, that the Company or any of the Subsidiaries has breached any representation or warranty, covenant or other provision herein relating to Environmental and Safety Laws, provide documentation reasonably satisfactory in form and substance to the Purchaser that it has complied and is in compliance in all material respects with all Environmental and Safety Laws and that there are no facts or conditions relating to its operations or facilities that could reasonably be expected to give rise to material liabilities or investigatory, corrective or remedial obligations under Environmental and Safety Laws;

                  (vii) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business; and

                  (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

                  (b) So long as any Convertible Notes remain outstanding, the Company agrees:

                  (i) Current Ratio. To maintain a ratio of current assets to current liabilities of at least 1.575:1.0, measured monthly.

                  (ii) Total Liabilities to Tangible Net Worth. To maintain a ratio of total liabilities to tangible net worth not exceeding 1.1:1.0 measured monthly. For purposes of this subparagraph 2D(b), (x) "total liabilities" means the sum of current liabilities plus long term liabilities (but excluding the aggregate principal amount of the Convertible Notes outstanding), and (y) "tangible net worth" means the gross book value of the Company's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

                  (iii) Minimum Fixed Charge Coverage Ratio. To maintain minimum fixed charge coverage ratio of 1.08:1 measured annually at the end of the Company's fiscal year. For purposes of this subparagraph 2D(b), (x) "minimum fixed charge coverage ratio" is defined as (earnings before interest, taxes, depreciation and amortization plus lease expense and new equity minus dividends paid) divided by (lease expense plus interest plus current portion of long term debt), (y) "current portion of long term debt" is measured as of the last day of the period measured, and (z) "lease expense" is defined as payments made under any operating lease, facility lease, or off balance sheet loan.

All calculations for the financial covenants contained in this subparagraph 2D(b) shall be made under generally accepted accounting principles, consistently applied.

         2E. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

         2F. SBIC Regulatory Provisions.

         (i) Within 75 days after the Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of the Convertible Notes by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's and its Subsidiaries' records for the purpose of verifying the use of such proceeds.

         (ii) The Company will provide each SBIC Holder with information such SBIC Holder requests in order to enable such SBIC Holder to develop promptly after the end of each fiscal year (but in any event prior to February 28 of each year), a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

         2G. Amendment of Charter, Bylaws and Rights Agreement; Creation of New Securities; Amendment of Noncompetition Agreement. In no event shall the Company amend, modify or otherwise change the Articles of Incorporation, the Company's bylaws or the Rights Agreement, or file, amend, modify or otherwise change any certificate of designation which would be materially adverse to the Purchaser's rights and preferences under any of the Investment Documents as in effect on the date hereof, or create any new class or series of securities, or permit any Subsidiary of the Company to create any new class or series of securities which has rights, preferences or privileges on par with or senior to the Convertible Notes, in each case, without the prior written consent of the Registered Holders of a majority of the then outstanding principal amount of the Convertible Notes. The Company shall not amend, modify or waive any provision of the Noncompetition Agreement, without the prior written consent of the holders of a majority of the Underlying Common Stock, and the Company shall enforce the provisions of the Noncompetition Agreement and shall exercise all of its rights and remedies thereunder unless it is otherwise directed by the holders of a majority of the Underlying Common Stock.

         2H. Contingent Warrants. If the Company repays any principal amount under any Convertible Note pursuant to Section 1(b) of any Convertible Note on or before March 31, 2000 or as a result of an Event of Default (such principal amount repaid, the "Repaid Amount"), then, in connection with and at the same time as such repayment, the Company shall issue to the holder of such Convertible Note warrants in a form acceptable to such holder, initially exercisable at any time prior to the Maturity Date for the same number of shares of Common Stock (the "CW Exercise Number") as the number of shares of Common Stock into which the applicable Convertible Notes were convertible immediately prior to their repayment (the "CN Conversion Number"), and at an initial exercise price per share of Common Stock (the "CW Exercise Price") equal to the conversion price of the Convertible Notes in effect immediately prior to their repayment (the "CN Conversion Price"). The CW Exercise Number and the CW Exercise Price will be subject to adjustment on the same terms as the terms which provided for the adjustment of the CN Conversion Number and the CN Conversion Price of the Repaid Amount. The Company acknowledges that the Common Stock issued or issuable upon exercise of such warrants will constitute Registrable Securities under, and subject to the conditions stated in, the Registration Rights Agreement. The Company will use its best efforts to amend the Investment Documents as reasonably requested by the holders of a majority of the Underlying Common Stock to provide such warrants with all other rights of the Convertible Notes under the Investment Documents, including the right to designate a member and an observer of the Board.

         2I. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure. Notwithstanding the foregoing, the Purchaser hereby acknowledges that, after the date hereof, the Company may attach this Agreement, the form of Convertible Note and/or any of the Ancillary Agreements as an exhibit to an SEC Form 10-Q to be filed by the Company with the SEC.

         2J. Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Convertible Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities," or for any purpose not stated in any Use of Proceeds Statement.

         2K. U.S. Real Property Holding Corporation. The Company will not become a "United States real property holding corporation," as defined in IRC ss.897 and in applicable regulations thereunder.

         2L. Board of Directors.

                  (i) To the extent permitted by law, so long as any Convertible Notes or Underlying Common Stock remains outstanding, Paul F. Wenner, Lyle G. Hubbard, each Registered Holder of Convertible Notes and each holder of Underlying Common Stock (collectively, the "Securityholders") shall vote all voting securities of the Company over which such Securityholder has voting control, and shall take all other reasonably necessary or desirable actions within such Securityholder's control (whether in such Securityholder's capacity as a securityholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

                  (a) an individual designated by the holders of record of a majority of the Underlying Common Stock is elected as a member of the Board (the "Designated Director") (the Designated Director shall initially be Alexander Coleman); provided that (1) if the Designated Director is not an employee of the Purchaser or any of its Affiliates, then such individual must be reasonably acceptable to a majority of the then directors of the Company and (2) the initial Designated Director need not be elected to the Board prior to April 21, 1998; and

                  (b) in the event that any Designated Director for any reason ceases to serve as a member of the Board during such Designated Director's term of office, the resulting vacancy on the Board shall be filled by a director designated in accordance with clause (a) above.

                  (ii) Observer. If at any time a Designated Director is not a member of the Board, then holders of a majority of the Underlying Common Stock shall appoint a representative (the "Observer") (the initial Observer shall be Alexander Coleman). Holders of a majority of the Underlying Common Stock may remove any such representative or appoint a new representative if a vacancy in such position occurs for any reason by delivery of a written notice to the Secretary of the Company and any such representative shall automatically be removed at such time as a Designated Director becomes a member of the Board. The Company or the applicable members of the Board will give the Observer oral or written notice of each meeting of the Board (whether annual or special) at the same time and in the same manner as oral or written notice is given to the applicable members of the Board (which notice may be waived by the Observer). Notwithstanding the foregoing, if the Observer attends (or, in the case of a telephonic meeting, listens by telephone to) any such meeting of the Board, then the Observer shall be deemed to have had proper notice of such meeting. The Company will permit the Observer to attend (or, in the case of a telephonic meeting, to listen by telephone to) each meeting of the Board as a non-voting observer. The Company shall provide the Observer all written materials and other information (including copies of meeting minutes) given to the members of the Board in connection with any such meeting at the same time as such information is delivered to the members of the Board and, if the Observer does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board, the Observer will be entitled, upon request, to receive a written or oral summary of the meeting from the Secretary of the Company. If the Company takes any action by written consent in lieu of a meeting of the Board, then the Company shall give prompt written notice of such action to the Observer. The provisions of this subparagraph (ii) shall remain in effect only so long as any Convertible Notes or Underlying Common Stock remains outstanding.

                  (iii) The Company shall reimburse (a) the Designated Director for all reasonable out-of-pocket expenses borne by the Designated Director in connection with the performance of his or her duties as a director of the Company and (b) the Observer for all reasonable out-of-pocket expenses borne by the Observer in connection with his or her attendance of any meeting of the Board.

                  (iv) If within a reasonable time holders of the Underlying Common Stock fail to designate in writing a representative to fill a director position pursuant to the terms of this paragraph 2L, the election of a Person to such director position shall be accomplished in accordance with the Company's Articles of Incorporation and Bylaws and applicable law. In the event that, at any time, any provision of the Company's Articles of Incorporation or Bylaws is inconsistent with the requirements of any provision of this paragraph 2L, the Securityholders and the Company shall take such action within their respective control as may be necessary to amend any such provision in the Company's Articles of Incorporation or Bylaws, as the case may be, to conform with such requirements.

                  (v) Each Securityholder represents that such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this paragraph 2L, and each Securityholder agrees not to grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this paragraph 2L.

         2M. Registration Statement. Promptly after the date hereof, the Company will file with, and will use its reasonable efforts to have declared effective by the SEC, a Form S-3 or any similar short-form registration statement covering the Underlying Common Stock for resale by the holders thereof. After such registration statement has been declared effective, the Company will use its best efforts to keep such registration statement current and effective until the earlier of (x) March 31, 2004 or (y) the date that neither Convertible Notes nor Underlying Common Stock are outstanding. If such Registration Statement is not declared effective by the date 120 days after the date hereof (the "Final Date"), then the Company shall pay the Purchaser liquidated damages in an amount equal to 0.01% multiplied by the then outstanding principal amount of Convertible Notes for each day after the Final Date until such registration statement is declared effective. Such liquidated damages shall be paid in 30 day increments after the Final Date by delivery to the Purchaser of a number of shares of Common Stock equal to (A) the applicable amount of liquidated damages as of such payment date divided by (B) the lesser of (x) the Conversion Price (as such term is defined in the Convertible Notes) and (y) the Market Price (as such term is defined in the Convertible Notes) per share of Common Stock, in each case, as of such payment date. The Company will pay all Registration Expenses (as such term is defined in the Registration Rights Agreement) in connection with any registration initiated pursuant to this paragraph 2M. To the extent not inconsistent with the terms of this paragraph 2M and the other terms of this Agreement, Sections 5 through 11 of the Registration Rights Agreement shall apply to any registration initiated pursuant to this paragraph 2M as if such registration was initiated as a Demand Registration (as such term is defined in the Registration Rights Agreement) by the Purchaser. The parties hereto acknowledge that the shares of Underlying Common Stock are "Registrable Securities" for purposes of the Registration Rights Agreement.

         2N. Amendments to Senior Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, amend, modify or restate the terms of Senior Indebtedness if such amendment, modification or restatement would (i) increase the amount of Senior Indebtedness (except as expressly permitted by the definition of "Senior Indebtedness" set forth herein), (ii) increase any interest rate on the Senior Indebtedness to a rate in excess of the interest rate set forth in Section 1.3 of the Senior Credit Agreement (including the optional interest rates referred to therein) as such Senior Credit Agreement is in effect on the date hereof plus 3.00% per annum, or (iii) change or amend any terms of the Senior Credit Agreement in a manner which would have a material adverse effect on the Company or the Registered Holders.

         Section 3. Transfer of Restricted Securities.
                    ---------------------------------

         3A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 3B below, any other legally available means of transfer.

         3B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 3A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 6C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 6C.

         3C. Rule 144A. Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

         3D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 6C from the certificates for such Restricted Securities.

         Section 4. Representations and Warranties of the Company.
                    ---------------------------------------------
         As a material inducement to the Purchaser to enter into this Agreement and purchase the Convertible Notes hereunder, the Company hereby represents and warrants that:

         4A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         4B. Capital Stock and Related Matters.

                  (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 25,000,000 shares of Common Stock, of which 8,827,468 shares shall be issued and outstanding, 1,400,000 shares shall be reserved for issuance upon conversion of the Convertible Notes, and 3,106,635 shares shall be reserved for issuance in connection with the Company's stock option plans and (b) 5,000,000 shares of Preferred Stock, no par value, of which no shares shall be issued and outstanding. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities, except as set forth on the "Capitalization Schedule" and except pursuant to this Agreement. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any Equity Securities, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                  (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Convertible Notes hereunder or the issuance of the Common Stock upon conversion of the Convertible Notes. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Convertible Notes hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for this Agreement.

         4C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or its conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary (as described on the attached Subsidiary Schedule) free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any Equity Security or other Investment in any other Person.

         4D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Convertible Notes, the Ancillary Agreements and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Convertible Notes, the Ancillary Agreements, the Articles of Incorporation and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Convertible Notes, the Ancillary Agreements and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Convertible Notes hereunder, the issuance of the Common Stock upon conversion of the Convertible Notes and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, assuming receipt of all consents listed on the "Consents Schedule," do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. None of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

         4E. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

                  (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, December 31, 1996 and December 31, 1997, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended, respectively; and

                  (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of February 28, 1998 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the two-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

         4F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement and (iv) liabilities which individually or in the aggregate do not and could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of the Company or any of its Subsidiaries.

         4G. No Material Adverse Change. Since December 31, 1997 there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, or employee, governmental, customer, provider or supplier relations of the Company and its Subsidiaries taken as a whole.

         4H. Absence of Certain Developments.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since December 31, 1997, neither the Company nor any Subsidiary have:

                  (a) issued any notes, bonds or other debt securities or any capital stock or other Equity Securities;

                  (b) borrowed any amount or incurred or become subject to any Indebtedness or other liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                  (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other Equity Securities or purchased or redeemed any shares of its capital stock or other Equity Securities;

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Permitted Liens;

                  (f) sold, assigned or transferred any of its tangible assets, except inventory or obsolete or replaced equipment disposed of in the ordinary course of business, or canceled any debts or claims;

                  (g) sold, assigned or transferred any Intellectual Property Rights, or disclosed any proprietary confidential information to any Person (other than the Purchaser or any representative thereof);

                  (h) suffered any extraordinary losses or waived any material rights of value, whether or not in the ordinary course of business or consistent with past practice;

                  (i) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                  (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

                  (k) made any charitable contributions or pledges in excess of $10,000 in the aggregate;

                  (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $20,000 whether or not covered by insurance;

                  (m) made any Investment in or taken steps to incorporate any Subsidiary;

                  (n) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business; or

                  (o) committed or agreed to do any of the foregoing.

                  (ii) Neither the Company nor any Subsidiary has at any time made any bribes, kickback payments or other illegal payments.

         4I. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for inventory and obsolete or replaced equipment disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Liens. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects (ordinary wear and tear excepted) and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         4J. Tax Matters.

                  (i) Except as set forth on the attached "Taxes Schedule": the Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

                  (ii) Neither the Company nor any of its Subsidiaries has made an election under ss.341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. Except as set forth on the attached Taxes Schedule, neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss.280G.

                  (iii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "Affiliated Group" means any affiliated group as defined in IRC ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Company or any of its Subsidiaries was a member.

                  (iv) The Company is not a "United States real property holding corporation", as defined in IRC ss.897 and in applicable regulations thereunder.

         4K. Contracts and Commitments.

                  (i) Except for the Investment Documents or as set forth on the attached "Contracts Schedule" or the Employee Benefits Schedule, neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                  (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or any severance agreement, program, policy or arrangement;

                  (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

                  (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000 or made any other Investment in any other Person;

                  (d) agreement or indenture relating to Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                  (e) guarantee of any obligation (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

                  (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

                  (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                  (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000, provided that sales invoices are not required to be listed;

                  (i) assignment, license, indemnification or agreement with respect to any intangible property material to the operation of the Company's business (including, without limitation, any Intellectual Property Right);

                  (j) agreement with any federal, state or local government or subdivision, agency or authority thereof;

                  (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

                  (l) sales, distribution or franchise agreement;

                  (m) agreement material to the operation of the Company's business with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 90 days notice without penalty;

                  (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                  (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

                  (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

                  (iii) The Purchaser has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto; provided that neither a list of nor copies of individual option agreements under the Company's stock option plans is required to be supplied to the Purchaser.

         4L. Intellectual Property Rights.

                  (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending applications for registrations of Intellectual Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. No loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any which would reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens other than Permitted Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

         4M. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit). Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

         4N. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary, except pursuant to an engagement letter with Hambrecht & Quist LLC dated December 3, 1997. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         4O. Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule".

         4P. Insurance. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. The Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

         4Q. Employees. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

         4R. ERISA. Except as set forth on the "Employee Benefits Schedule":

                  (i) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

                  (ii) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

                  (iii) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

                  (iv) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  (v) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

                  (vi) The Company. For purposes of this paragraph 4R, the term "Company" includes all organizations under common control with the Company pursuant to Section 4.14(b) or (c) of the IRC.

         4S. Compliance with Laws. Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation.

         4T. Environmental and Safety Matters. Except as set forth on the "Environmental Schedule":

                  (i) The Company and each Subsidiary have obtained all material permits, licenses and other authorizations which are required under Environmental and Safety Laws and applicable to the conduct of the Company's and the Subsidiaries' business (collectively, "Environmental Permits").

                  (ii) The Company and each Subsidiary are in material compliance with the terms and conditions of all such Environmental Permits and are in material compliance with all Environmental and Safety Laws.

                  (iii) With respect to the Company and each Subsidiary, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, and no penalty has been assessed or, to the Company's best knowledge, no investigation, notice, notification, demand, request for information, citation, summons or order is pending or threatened by any Person with respect to any alleged failure to obtain any material Environmental Permits or any material violation of any Environmental and Safety Laws, or with respect to the generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release or threatened Release, of any Hazardous Materials (except in the ordinary course of business in material compliance with all Environmental and Safety Laws).

                  (iv) No property or facility now or previously owned or operated by the Company or any Subsidiary has been or is presently operated (during the period owned or used by the Company or any Subsidiary) in a manner which requires permitting as a hazardous waste treatment, storage or disposal facility for purposes of RCRA or any analogous state law.

                  (v) To the best of the Company's knowledge, none of the following is present at any property or facility now owned or operated by the Company or any Subsidiary (except to the extent such presence could not reasonably result in a material liability): (i) polychlorinated biphenyls contained in electrical or other equipment; (ii) asbestos-containing insulation or building material; or (iii) active or inactive underground storage tanks.

                  (vi) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS List or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could be expected to lead to claims against the Company or any Subsidiary under any Environmental and Safety Laws.

                  (vii) There has been no Release of Hazardous Materials into the environment at or from any property or facility now or, to the best knowledge of the Company, previously owned or operated by the Company or any Subsidiary so as to give rise to any material present or future liability or obligation under any Environmental and Safety Laws.

                  (viii) No Liens have arisen under or pursuant to any Environmental and Safety Laws on any property or facility now or previously owned or operated by the Company or any Subsidiary, and to the best knowledge of the Company, no governmental actions have been taken or are in process which could subject any such properties or facilities to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials in any deed to such property or facility.

                  (ix) Neither the Company nor any Subsidiary has, either expressly or by operation of law, assumed or undertaken any material liability or corrective or remedial obligation of any other Person relating to Environmental and Safety Laws.

                  (x) Without limiting the generality of the foregoing, there are no other facts, events or conditions relating to the past (during the period owned or used by the Company or any Subsidiary) or present operations, properties or facilities of the Company or any Subsidiary which could reasonably be expected to give rise to any material liability or investigatory, corrective or remedial obligation under any Environmental and Safety Laws.

         4U. Small Business Matters. The Company acknowledges that Purchaser is an SBIC. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.121.301. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing is accurate and complete. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Convertible Notes hereunder for any purpose, for which an SBIC is prohibited from providing funds by the Small Business Investment Act of 1958, as amended, and the regulations thereunder (including Title 13, Code of Federal Regulations, ss.107.720).

         4V. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

         4W. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, under the circumstances in which they are made, not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

         4X. Investment Company. The Company is not an "investment company" as defined under the Investment Company Act of 1940.

         4Y. Projections and Pro Forma Financial Statements.

                  (i) Attached hereto as Exhibit C is a true and complete copy of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal years ending December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001. Such projections are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Company and its Subsidiaries and of current and reasonably foreseeable business conditions.

                  (ii) The pro forma consolidated balance sheet of the Company and its Subsidiaries as of February 28, 1998, attached hereto as Exhibit D, is complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

         Section 5. Definitions.
                    -----------

         5A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Ancillary Agreements" means the Registration Rights Agreement.

         "Articles of Incorporation" means the Company's Articles of Incorporation, as in effect from time to time.

         "Board" means the Company's board of directors.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

         "Change of Control" means any sale or issuance (or series of sales or issuances) of the Company's Common Stock or the right to acquire Common Stock by the Company or any holder thereof which results in any Person or group of affiliated Persons or entities or group of Persons or entities acting together, owning and/or having the right to acquire more than 50% of the Common Stock on a fully diluted basis immediately after the time of such sale or issuance or series of issuances (without giving effect to any out-of-the-money Equity Securities).

         "Conversion Shares" means (i) any Common Stock issued upon conversion of the Convertible Notes or upon exercise of any ID Warrants and (ii) any common stock issued with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "Convertible Notes" means the 7% Convertible Senior Subordinated Notes issued by the Company pursuant to this Agreement substantially in the form of Exhibit E hereto, and all notes issued directly or indirectly in replacement of or substitution for any such note in whole or in part.

         "Environmental and Safety Laws" means any and all applicable present and future, federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including, without limitation, those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, cleanup or handling of Hazardous Materials.

         "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, handling, generation, treatment, storage, disposal, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

         "Equity Security" of any Person means any capital stock or other ownership or equity interest or profit participation or similar right with respect to such Person (including any partnership or membership interest, any stock appreciation, phantom stock or similar right or plan, and any note or debt security having or containing equity or profit participation features), or any option, warrant or other security or right which is directly or indirectly convertible into or exercisable or exchangeable for any other Equity Security of such Person.

         "Event of Default" has the meaning set forth in the Convertible Notes.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental and Safety Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity or "EP" toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) underground storage tanks, whether empty or containing any substance or surface impoundments; and (e) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls.

         "ID Warrants" means any warrants issued in accordance with paragraph 2H and any warrants issued directly or indirectly in replacement of or substitution for any such warrants in whole or in part.

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any indebtedness secured by a Lien on a Person's assets and (vii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA; provided that "Indebtedness" does not include the Convertible Notes.

         "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

         "Investment Documents" means this Agreement, the Convertible Notes, the Ancillary Agreements and any modifications or amendments thereto and any other document delivered or agreement executed in connection herewith or therewith.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "IRS" means the United States Internal Revenue Service.

         "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Subsidiary, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiary under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "Management Change" shall occur if any of Lyle G. Hubbard, Richard C. Dietz or any of their respective successors ceases to be employed by the Company in their respective positions as of the date hereof and a successor, who is reasonably satisfactory to the holders of a majority of the Underlying Common Stock, is not employed by the Company within 60 days of such cessation of employment.

         "Management Options" means any and all of the stock options of the Company issued pursuant to Permitted ESO Issuances.

         "Noncompetition Agreement" means the noncompete provisions in effect as of the date hereof in the written employment agreements or other agreements between the Company and its officers and managers.

         "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate, under the circumstances in which it is made, not misleading.

         "Permitted ESO Issuances" means the issuance by the Company of stock options of the Company pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan and on terms approved by the Company's Board of Directors (or a committee thereof); provided that such stock options shall not at any time after the date hereof have been exercised since the date of this Agreement and be exercisable for more than an aggregate of 2,081,635 shares of Common Stock.

         "Permitted Liens" means:

                  (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

                  (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent such acquisition is permitted by this Agreement;

                  (iv) trust deeds or mortgages on real property acquired by the Company or any Subsidiary to the e(iv)xtent such acquisition is permitted by this Agreement;

                  (v) interests or title of a lessor under any lease which the Company or any Subsidiary is permitted to enter into by this Agreement;

                  (vi) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

                  (vii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

                  (viii) any liens granted to the holder or holders of the Senior Indebtedness pursuant to the terms of the Senior Credit Agreement.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company and the Purchaser.

         "Registered Holder" has the meaning set forth in the Convertible Notes.

         "Release" means any "release" as such term is defined in 42 U.S.C. ss. 9601(22), or any successor federal statute or analogous state law.

         "Restricted Securities" means (i) the Convertible Notes issued hereunder, (ii) any ID Warrants, (iii) the Common Stock issued upon conversion of Convertible Notes or upon exercise of any ID Warrants and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 6C have been delivered by the Company in accordance with paragraph 3A(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 6C.

         "Rights Agreement" means the Rights Agreement dated as of April 25, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended by Amendment No. 1 to the Rights Agreement.

         "Sale Event" means the sale, lease or other disposal (or series of sales, leases or other disposals) by the Company and/or any of its Subsidiaries of more than 50% of the consolidated assets of the Company and its Subsidiaries computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value (other than sales of inventory and obsolete or replaced equipment in the ordinary course of business).

         "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

         "SBIC Holder" means any Registered Holder of Convertible Notes or any holder of Underlying Common Stock which is an SBIC.

         "SBIC Regulations" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Senior Credit Agreement" means the Business Loan Agreement dated as of June 26, 1997 among the Company and Bank of America NT & SA (the "Bank"), as such agreement may be amended, restated, supplemented or otherwise modified from time to time pursuant to and in accordance with paragraph 2N hereof; provided that if the Company enters into a loan agreement with a bank other than the Bank with terms that would be permitted as an amendment to Senior Indebtedness pursuant to paragraph 2N, such loan agreement shall thereafter be deemed to be the Senior Credit Agreement.

         "Senior Indebtedness" means all obligations under the Senior Credit Agreement now or hereafter incurred pursuant to and in accordance with the terms of the Senior Credit Agreement; provided, that in no event shall the aggregate principal amount of Senior Indebtedness exceed $20,000,000.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. Where not otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

         "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Convertible Notes or upon exercise of any ID Warrants and
(ii) any common stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Convertible Notes or ID Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Convertible Notes or exercise of the ID Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Convertible Notes or exercise of the ID Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

         "Wenner Stock Option" means the stock option of the Company issued to Paul F. Wenner on March 10, 1992, as in effect on the date hereof, and which, as of the date hereof, is exercisable for 1,025,000 shares of Common Stock at an exercise price of $1.00 per share.

         "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

         Section 6. Miscellaneous.
                    -------------

         6A. Parties to this Agreement. The Purchaser shall remain a party to this Agreement only so long as the Purchaser is the holder of record of Convertible Notes, ID Warrants or Underlying Common Stock.

         6B. Remedies. Each holder of Convertible Notes, ID Warrants and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Articles of Incorporation and the other Investment Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         6C. Purchaser's Representations and Covenants.

                  (i) The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 3 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

         "The [securities/security] represented by this [certificate were/instrument was] originally issued on March 27, 1998, and [have/has] not been registered under the Securities Act of 1933, as amended and may be reoffered and sold only if so registered or if an exemption from such registration is available. The transfer of such [securities/security] is subject to the conditions specified in the Note Purchase Agreement, dated as of March 27, 1998 as in effect from time to time, between the issuer (the "Company") and certain investor(s), and the Company reserves the right to refuse the transfer of such [securities/security] until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge."

                  (ii) The Purchaser (a) is an "Accredited Investor" as defined in Regulation D under the Securities Act, (b) confirms that it has been given the opportunity to ask questions of the officers of the Company and (c) is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Company.

                  (iii) The Purchaser hereby represents and warrants that (a) it has full partnership power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations under this Agreement and each of the Ancillary Agreements, and to consummate the transactions contemplated hereby, (b) this Agreement and each of the Ancillary Agreements has been duly executed and delivered by the Purchaser, and (c) this Agreement and each of the Ancillary Agreements constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally, and general principles of equity (whether applied in a proceeding at law or in equity).

                  (iv) With respect to the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to paragraphs 1D(j) and 2A hereof) which constitutes or contains non-public business, financial or other information of the Company ("Non-Public Information"), the Purchaser covenants for itself and its directors and officers that it will use due care to prevent its officers, directors, employees, counsel, accountants and other representatives from (x) disclosing any Non-Public Information to Persons other than Purchaser's authorized employees, counsel, accountants, shareholders, members, partners, limited partners and other authorized representatives or (y) using Non-Public Information in any manner that would constitute a violation of federal or state securities laws; provided, however, that the Purchaser may disclose or deliver any Non-Public Information should the Purchaser be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this subparagraph 6C(iv), "due care" means at least the same level of care that the Purchaser would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

         6D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Convertible Note, ID Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or thereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Convertible Notes or shares of Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of any Convertible Note or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

         6E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

         6F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of the Convertible Notes, any ID Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Convertible Notes, such ID Warrants or such Underlying Common Stock. At such time as any Person who is a party to this Agreement (other than the Company) no longer owns, of record or beneficially any Convertible Notes, ID Warrants or Underlying Common Stock, such Person shall thereafter not be considered a party to this Agreement unless such Person thereafter becomes a subsequent holder of Convertible Notes, ID Warrants or Underlying Common Stock.

         6G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         6H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         6I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         6J. Governing Law. The corporate law of the State of Oregon shall govern all issues and questions concerning the relative rights and obligations of the Company and its securityholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         6K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                            To the Borrower:

                                     Gardenburger, Inc.
                                     1411 S.W. Morrison Street
                                     Portland, OR  97205
                                     Attention:  Richard C. Dietz
                                     Telecopy No.:  (503) 205-1648

                                     With a copy to:

                                     Miller, Nash, Wiener, Hager & Carlsen LLP
                                     3500 U.S. Bancorp Tower
                                     111 S.W. Fifth Avenue
                                     Portland, OR  97204
                                     Attention:  Mary Ann Frantz, Esq.
                                     Telecopy No.:  (503) 224-0155

                            To the Purchaser:

                                     Dresdner Kleinwort Benson Private
                                       Equity Partners LP
                                     75 Wall Street, 24th Floor
                                     New York, NY  10005-2889
                                     Attention:  Alexander Coleman
                                     Telecopy No.:  (212) 429-3139

                                     With a copy to:

                                     Kirkland & Ellis
                                     153 East 53rd Street
                                     New York, NY 10022-4675
                                     Attention:  Eunu Chun, Esq.
                                     Telecopy No.:  (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

         6L. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         6M. Indemnification.

                  (i) General. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Convertible Notes hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of Convertible Notes and all of their officers, directors, employees, Affiliates and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of warranty of the Company contained in this Agreement or in any statement, certificate or document furnished or to be furnished to the Purchaser pursuant hereto or in any other Investment Document or (b) any breach of any covenant or obligation of the Company contained in this Agreement or any other Investment Document. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  (ii) Environmental Liabilities. Without limiting the generality of the indemnity set out in paragraph 6M(i) above, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

         6N. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT IN CONNECTION HEREWITH OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         6O. Expenses. The Company agrees to pay, and hold the Purchaser, Dresdner Kleinwort Benson North America LLC and their respective Affiliates harmless against liability for the payment of (i) the reasonable fees and expenses of Purchaser, Dresdner Kleinwort Benson North America LLC and their respective Affiliates, including fees and expenses of their respective counsel, arising in connection with the negotiation and execution of this Agreement and the other Investment Documents and the due diligence in connection with and the consummation of the transactions contemplated by this Agreement, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the other Investment Documents, and the Company's Articles of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Conversion Shares issuable upon conversion of Convertible Notes or exercise of any ID Warrants, (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement and the other Investment Documents, (v) the reasonable fees and expenses incurred (including reasonable legal fees) in connection with the issuance of any ID Warrants, (vi) the reasonable fees and expenses incurred by the Purchaser in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions the Purchaser, and (vii) the reasonable fees and expenses incurred by the Purchaser in connection with any transaction, claim or event which the Purchaser believes affects the Company and as to which the Purchaser seeks advice of counsel.

         6P. Subordination.

                  (i) Convertible Notes Subordinate to Senior Indebtedness. The Company covenants and agrees, and the Purchaser likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this paragraph 6P, the payment of the principal of and interest on the Convertible Notes, and all other sums or obligations due and payable by the Company to the Registered Holders hereunder (collectively with the Convertible Notes, the "Subordinated Obligations"), are hereby expressly made subordinate and subject in right of payment to the prior payment in cash in full of all Senior Indebtedness.

                  (ii) Payment Over of Proceeds Upon Dissolution.

                  (a) In the event of (x) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (y) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (z) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then and in any such event:

                           (1) the holders of Senior Indebtedness shall be
                  entitled to receive payment in cash in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, before the Registered Holders are entitled to receive any payment or distribution, whether in cash, securities or other property, on account of Subordinated Obligations;

                           (2) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Registered Holders would be entitled but for the provisions of this paragraph 6P (except for any such payment or distribution (x) authorized by an order or decree stating that effect is being given to the subordination of such Subordinated Obligations to such Senior Indebtedness or (y) of securities which, if debt securities, are subordinated to at least the same extent as such Subordinated Obligations to the payment of all Senior Indebtedness then outstanding (each such payment or distribution, a "Junior Payment") shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in cash in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                           (3) in the event that, notwithstanding the foregoing
                  provisions of this paragraph 6P, the Registered Holders shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (but excluding any Junior Payment) before all such Senior Indebtedness is paid in full in cash or payment thereof is provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (b) If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event for the purposes of this paragraph 6P.

                  (iii) No Payment in Certain Circumstances.

                  (a) In the event that (i) the Company shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any principal, interest or fees with respect to Senior Indebtedness (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) the Company shall fail to comply with the covenants contained in the Senior Credit Agreement, which default shall not have been cured or waived (a "Covenant Default"), and the Company and the Registered Holders receive written notice of such Covenant Default from the holders of at least a majority in aggregate principal amount of such Senior Indebtedness at the time outstanding (a "Blockage Notice"), then no payment shall be made by the Company on account of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in cash in full or provision shall have been made for such payment or until such Payment Default shall have been cured or waived, or (y) in the case of any Covenant Default, from the date the Company and the Registered Holders shall have received such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which such Senior Indebtedness to which such Covenant Default relates is discharged or such Covenant Default is waived by the holders of such Senior Indebtedness or otherwise cured (a "Blockage Period"); provided, that (A) only one Blockage Notice may be given in any 360-day period, and (B) no Covenant Default that previously served as the basis for a Blockage Notice or that was in existence during a prior Blockage Period may serve as the basis for a Blockage Notice unless such Covenant Default was subsequently cured for a period of at least 180 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, the Company shall make any payment to any Registered Holder prohibited by the foregoing provisions of this subparagraph 6P(iii), then and in such event such payment shall be paid over and delivered forthwith to the Company.

                  (iv) Payments Otherwise Permitted. Nothing contained in this paragraph 6P or elsewhere in this Agreement or in the Convertible Notes shall prevent the Company, at any time except during a Bankruptcy Event as set forth in subparagraph 6P(ii) or under the conditions described in subparagraph 6P(iii), from making payments at any time of principal of and interest on the Convertible Notes or any other amount payable by the Company under the Convertible Notes or this Agreement.

                  (v) Subrogation. Subject to the payment in cash in full of all Senior Indebtedness, the Registered Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and interest on the Convertible Notes shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Registered Holders would be entitled except for the provisions of this paragraph 6P and no payments over pursuant to the provisions of this paragraph 6P to the holders of such Senior Indebtedness by the Registered Holders shall, as among the Company, its creditors (other than holders of such Senior Indebtedness) and the Registered Holders be deemed to be a payment or distribution by the Company to or on account of any of the Convertible Notes.

                  (vi) Provisions Solely to Define Relative Rights. The provisions of this paragraph 6P are and are intended solely for the purpose of defining the relative rights of the holders of the Convertible Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this paragraph 6P or elsewhere in this Agreement or in the Convertible Notes is intended to or shall (A) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Registered Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Registered Holders the principal of, and premium and interest on, and any other amount payable by the Company under, the Convertible Notes or this Agreement as and when the same shall become due and payable in accordance with their terms; or
(B) affect the relative rights against the Company of the Registered Holders and its creditors (other than the holders of Senior Indebtedness); or (C) prevent the Registered Holders from accelerating the Convertible Notes and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this paragraph 6P of the holders of Senior Indebtedness (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with subparagraph 6P(ii), cash, property and securities otherwise payable or deliverable to the Registered Holders, or
(y) under the conditions specified in subparagraph 6P(iii), to prevent any payment prohibited by such subparagraph.

                  (vii) Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this paragraph 6P, the Registered Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Registered Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this paragraph 6P.

         IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first written above.


                                   GARDENBURGER, INC.


                                   By: /s/ Richard C. Dietz
                                       --------------------------------------
                                       Name:  Richard C. Dietz
                                       Title: Executive Vice President and
                                                Chief Executive Officer


                                   DRESDNER KLEINWORT BENSON PRIVATE EQUITY
                                   PARTNERS LP

                                   By: Dresdner Kleinwort Benson Private Equity
                                       Managers LLC, its General Partner


                                       By: /s/ Alexander P. Coleman
                                           ----------------------------------
                                           Name:  Alexander P. Coleman
                                           Title: Investment Partner

Paul F. Wenner and Lyle G.
Hubbard hereby join this
Agreement for the express
and limited purposes set
forth in paragraph 2L
hereof.


/s/ Paul F. Wenner
------------------------------
Paul F. Wenner


/s/ Lyle G. Hubbard
------------------------------
Lyle G. Hubbard